SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material under Rule 14a-12

CLEVELAND-CLIFFS INC
(Name Of Registrant As Specified In Its Charter)

Not Applicable
(Name Of Person(s) Filing Proxy Statement, If Other Than The Registrant)

Payment of filing fee (check the appropriate box):

☑  No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-II(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, schedule or Registration Statement No.:

3.	Filing party:

4.	Date Filed:

Joseph A. Carrabba Chairman, President and Chief Executive Officer
September 16, 2008
Dear Fellow Shareholder:
We have previously sent you proxy materials for the Special Meeting of Shareholders set for October 3, 2008, At the Special Meeting you are being asked to consider whether or not Harbinger Capital Partners should be allowed to increase its stake in Cliffs to just under one-third of the outstanding shares — a position that would give Harbinger effective “veto” power over the future strategic direction of your Company. Only you can prevent this from happening, and your Board of Directors unanimously recommends that you do so by voting your shares today AGAINST the Control Share Acquisition proposal on the enclosed WHITE proxy card.
Your Board believes that ALL Cliffs shareholders should have a meaningful voice in the direction of their Company. It is committed to representing all shareholders, and our governance structure is designed to accomplish that end. Your Board is composed entirely of independent outside directors with the sole exception of your Chairman and CEO. There is no “poison pill” provision in place. Shareholders have the right to cumulate their votes in the election of Directors. Shareholders may call special meetings, and may amend the Company’s charter and bylaws. Each of these provisions empowers shareholders and encourages their participation in the governance of the Company.
KEEP YOUR OPTIONS OPEN—THE VOTE ON THE CONTROL SHARE PROPOSAL IS NOT
A REFERENDUM ON THE PROPOSED ALPHA TRANSACTION
As you know, the Company recently entered into an agreement to acquire Alpha Natural Resources in a transaction that your Board recommends for a number of compelling reasons. Don’t be misled—the October 3rd meeting is not a referendum on the Alpha merger. All shareholders will receive detailed proxy materials that will enable you to carefully consider the merits of the proposed Alpha transaction at another, later Special Meeting. You will have a chance to vote on the proposed merger in the near future. In the meantime, we believe you should preserve your ability to have a meaningful say in that, or any other extraordinary transaction that your Board may recommend for your consideration.
PRESERVE THE POWER OF YOUR VOTE
Approval of the Control Share Acquisition proposal would permit Harbinger to amass a minority position of a magnitude that would give it not only influence over the direction of the Company, but could vest it with effective control over major acquisitions, divestitures or other strategic transactions, no matter what the vote requirement. Your Board does not believe that would be in the best interests of either the Company or you, its shareholders. We urge you to vote your shares AGAINST the Control Share Acquisition on the enclosed WHITE proxy card today.
On behalf of the Board of Directors,

Joseph A. Carrabba
Chairman, President and Chief Executive Officer

If you have questions about how to vote your shares or how to complete the required certification, please contact the firm assisting us in the solicitation of proxies:
INNISFREE M&A INCORPORATED
Shareholders Call Toll-Free: (877) 456-3507
Banks and Brokers Call Collect: (212) 750-5833
IMPORTANT: Even if you have already returned Harbinger’s Green proxy, you have every right to change your vote.  Only your latest-dated proxy card cards.
Preserve your say in future transactions and the direction of the Company by voting the WHITE proxy AGAINST the Control Share Acquisition proposal today.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
A number of the matters discussed in this document are not historical or current facts and deal with potential future circumstances and developments. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the failure to obtain governmental approvals of the transaction on the proposed terms and schedule, and any conditions imposed on the new company in connection with consummation of the merger; the failure to obtain approval of the merger by the stockholders of Cleveland-Cliffs and Alpha and the failure to satisfy various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that are described from time to time in Cleveland-Cliffs’ and Alpha’s respective reports filed with the SEC, including the joint proxy statement/prospectus filed with the SEC on August 12, 2008, and each company’s annual report on Form 10-K for the year ended December 31, 2007. This document speaks only as of its date, and Cleveland-Cliffs disclaims any duty to update the information herein.
Additional Information and Where to Find It
In connection with the proposed transaction with Alpha, a registration statement on Form S-4 has been filed with the SEC. CLEVELAND-CLIFFS AND ALPHA SHAREHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT IS PART OF THE REGISTRATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. In connection with the proposed control share acquisition, Cleveland-Cliffs has filed a definitive proxy statement with the SEC. SHAREHOLDERS OF CLEVELAND-CLIFFS ARE ENCOURAGED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED CONTROL SHARE ACQUISITION. The final joint proxy statement/prospectus will be mailed to shareholders of Cleveland-Cliffs and stockholders of Alpha. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, from Cleveland-Cliffs Inc, Investor Relations, 1100 Superior Avenue, Cleveland, Ohio 44114-2544, or call (216) 694-5700, or from Alpha Natural Resources, Inc., One Alpha Place, P.O. Box 2345, Abingdon, Virginia 24212, attention: Investor Relations, or call (276) 619-4410.
Participants in Solicitation
Cleveland-Cliffs and Alpha and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning Cleveland-Cliffs’ participants is set forth in the proxy statement dated March 26, 2008, for Cleveland-Cliffs’ 2008 annual meeting of shareholders as filed with the SEC on Schedule 14A. Information concerning Alpha’s participants is set forth in the proxy statement, dated April 2, 2008, for Alpha’s 2008 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of Cleveland-Cliffs and Alpha in the solicitation of proxies in respect of the proposed merger and the control share acquisition are included in the registration statement and joint proxy statement/prospectus, the preliminary proxy statement and other relevant materials to be filed with the SEC when they become available.